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                                                                     EXHIBIT 21

                 SUBSIDIARIES OF INSITUFORM TECHNOLOGIES, INC.

        The following table sets forth certain information concerning ITI and certain of its subsidiaries. Unless otherwise indicated all securities of such subsidiaries are owned by ITI:


                                        PLACE OF                        % OF VOTING
NAME                                 INCORPORATION                   SECURITIES OWNED
----                                 -------------                   ----------------

Insituform California, Inc.          Delaware                        100%

Insituform Capital Corp.             Delaware                        100

Insituform Mid-America               Delaware                        100
  Investments, Inc.

Insituform North America             Tennessee                       100
  Corp.

NuPipe California, Inc.              Delaware                        100

NuPipe, Inc.                         Oregon                          100

NuPipe International, Inc.           Delaware                        100(1)

NuPipe Limited                       United Kingdom                  100

Pipe Rehab International, Inc.       Delaware                        100

H.T. Schneider, Inc.                 New York                        100

NuPipe New England, Inc.             Massachusetts                   100(2)

Insituform of New England, Inc.      Massachusetts                   100(2)

INA Acquisition Corp.                Delaware                        100

IGL USA (Limited) Inc.               Delaware                        100(3)

Insituform International, Inc.       Liberia and Delaware            100(3)

Insituform Licensees B.V./S.A.       Netherlands and Delaware        100(3)

Insituform (Netherlands) B.V.        Netherlands and Delaware        100(4)




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

                                     PLACE OF             % OF VOTING
          NAME                     INCORPORATION        SECURITIES OWNED
          ----                     -------------        ----------------
Insituform Southwest            California                   100(5)
                                (Partnership)

Naylor Industries, Inc.         Delaware                     100

Insituform Gulf South, Inc.     Delaware                     100(6)

Insituform Midwest, Inc.        Delaware                     100

Insituform Management Services  Guernsey and Delaware        100(3)
  Limited

IGL Canada Limited              Alberta                      100(3)

Insituform Japan K.K.           Japan                        100(3)

Insituform Technologies         United Kingdom               100(3)
  Limited

Insituform Technical Services   United Kingdom               100(7)
  Ltd.

Insituform Permaline Limited    United Kingdom               100(7)

Insituform Brochier             Germany                       33.3(7)
  Rohrsanieurungstechnik GmbH

Insituform Linings Plc          United Kingdom                51(7)(8)

Insituform Overseas Limited     United Kingdom               100(7)

GCO Acquisition Corp.           Delaware                     100

Gelco Services, Inc.            Oregon                       100(9)

Gelco NuPipe, Inc.              Oregon                       100(9)

GelTech Constructors, Inc.      Oregon                       100(9)

Mar-Tech Insituform Ltd.        British Columbia             100(9)

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        Other subsidiaries of ITI are not named in the table above. Pursuant to Reg. Section 229.601(b)(22), such unnamed subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.


____________________

(1)  Securities are owned by NuPipe, Inc.
(2)  Securities are owned by H.T. Schneider, Inc.
(3)  Securities are owned by INA Acquisition Corp.
(4)  Securities are owned by Insituform Licensees B.V./S.A.
(5) 80% of partnership interest owned by Insituform California, Inc. and 20% owned by NuPipe California, Inc.
(6)  Securities are owned by Naylor Industries, Inc.
(7)  Securities are owned by Insituform Technologies Limited
(8)  An additional 10% is owned by Insituform Brochier
     Rohrsanieurungstechnik GmbH
(9)  Securities are owned by GCO Acquisition Corp.